UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2003

Andersen Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue Suite 1202 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 826-8942
Registrant's telephone number, including area code

Item 7. Financial Statements and Exhibits

(c)     Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.                                     Description of Exhibit

99.1                                                PowerPoint slide show presented at the Andersen Group Special Meeting of Stockholders on October 27, 2003.

Item 9.  Regulation FD Disclosure.

On October 27, 2003, Andersen Group, Inc. (the "Company") presented certain information with respect to the current state and future of the broadband communications market in Moscow at a Special Meeting of its stockholders. At the meeting, a variety of information about ComCor-TV was presented, including information with respect to revenue and subscriber growth through September 30, 2003.  The presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Andersen Group, Inc.
(Registrant)

Date: October 27, 2003	/s/ Andrew M. O'Shea
Andrew M. O'Shea
Chief Financial Officer